Exhibit 3

CEMEX | LATAM HOLDINGS

RESULTS

2Q14

July 17, 2 014

|| Forward looking information

CEMEX | LATAM HOLDINGS

This presentation contains certain forward-looking statements and information relating to CEMEX Latam Holdings, S.A. and its subsidiaries (collectively, “CLH”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CLH to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CLH and CEMEX, S.A.B. de C.V. and its subsidiaries (“CEMEX”) operate, CLH´s ability to comply with the framework agreement signed with CEMEX, CEMEX’s ability to comply with the terms and obligations of the facilities agreement entered into with major creditors and other debt agreements, CLH and CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CLH and CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CLH does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.

Unless the context otherwise requires it, all references to prices in this document means our prices for our products.

UNLESS OTHERWISE NOTED, ALL CONSOLIDATED FIGURES ARE PRESENTED IN DOLLARS AND ARE BASED ON THE FINANCIAL STATEMENTS OF EACH COUNTRY PREPARED UNDER INTERNATIONAL FINANCIAL REPORTING STANDARDS.

Copyright CEMEX Latam Holdings, S.A. and its subsidiaries.

|| Financial Results Summary

CEMEX | LATAM HOLDINGS

Net Sales

Operating EBITDA

(US$M)

(US$M)

+6%

+2%

-8%

-14%

864

814

441

306

431

166

283

142

6M13

6M14

2Q13

2Q14

6M13

6M14

2Q13

2Q14

Net sales growing by 6%

during 6M14, and by 2% during 2Q14, on a year-over-year basis

Colombia is driving growth

with four consecutive quarter of double-digit growth rates in net sales, adjusting for calendar effects

Operating EBITDA

in 6M14 and 2Q14 declined on a year-over-year basis due mainly to scheduled maintenance works

During 6M14

we carried out routine maintenance in most of our kilns; we execute this activity every 12 to 18 months

|| Financial Results Summary

CEMEX | LATAM HOLDINGS

Operating EBITDA Margin

(%)

-4.8pp

-6.3pp

38.5%

37.6%

32.8%

32.2%

6M13

6M14

2Q13

2Q14

Sequential increase

in EBITDA margins in Panama and Costa Rica of 3.9pp and 4.3pp, respectively in 2Q14 vs. 1Q14

Scheduled maintenance

explains close to 4pp of the decline of consolidated EBITDA margin during the first half of 2014, compared to last year

Expect improvement

in our consolidated EBITDA margin during the second half of the year

|| Consolidated Volumes and Prices

CEMEX | LATAM HOLDINGS

6M14 vs. 6M13

2Q14 vs. 2Q13

2Q14 vs. 1Q14

Volume

7%

1%

2%

Domestic gray cement

Price (USD)

(3%)

(1%)

1%

Price (LtL1)

2%

1%

(4%)

Volume

9%

3%

4%

Ready-mix concrete

Price (USD)

(3%)

(1%)

3%

Price (LtL1)

1%

1%

(3%)

Volume

23%

20%

13%

Aggregates

Price (USD)

(5%)

(3%)

3%

Price (LtL1)

(1%)

(2%)

(4%)

(1) Like-to-like prices adjusted for foreign-exchange fluctuations

Continued growth trend

in consolidated volumes in all of our three products

Record sales volumes

in our cement and aggregates operations in Colombia and Nicaragua in 2Q14

5th consecutive quarter

with new record cement sales in our operations in Colombia

Higher prices in 2Q14

in local currency terms in our cement and ready-mix operations compared to 2Q13

|| Operating Efficiency - Energy Strategy

CEMEX | LATAM HOLDINGS

New energy company in Colombia

to support and increase our electricity generation for our consumption allowing us to participate in the electricity market and optimize our electricity costs

Goal to increase generation to 80%

of our electricity needs in Colombia by 2017, from a current level of 62%

New projects

in a co-investment scheme have been identified and should contribute to strengthen our energy strategy

CEMEX | LATAM HOLDINGS

BUILDING SOLUTIONS

2Q14 Results

|| Building Solutions - Housing Projects

CEMEX | LATAM HOLDINGS

246

270

1,504

2,861

1,440

1,272

2,716

460

1,218

About 12,000 houses

are expected to be built by CLH during 2014 mainly in Colombia, under the government-sponsored subsidy program for social housing

Housing projects in Colombia

have already been awarded and construction is expected to take place mainly in the second half of 2014

Additional housing projects

in Panama and Costa Rica in 2014

CEMEX | LATAM HOLDINGS

REGIONAL HIGHLIGHTS

2Q14 Results

Results Highlights Colombia

|| Colombia – Results Highlights

CEMEX | LATAM HOLDINGS

6M14 6M13 % var 2Q14 2Q13 % var

Net Sales

502 447 12% 260 238 9%

Financial Summary US$ Million

Op. EBITDA

181 190 (5%) 88 103 (14%)

as % net sales

36.0% 42.4% (6.4pp) 34.0% 43.1% (9.1pp)

6M14 vs. 6M13

2Q14 vs. 2Q13

2Q14 vs. 1Q14

Cement

20% 9% 1%

Volume

Ready mix

17% 13% 9%

Aggregates

32% 27% 11%

6M14 vs. 6M13

2Q14 vs. 2Q13

2Q14 vs. 1Q14

Cement

(2%) (2%) (2%) Price

(Local Currency)

Ready mix

1% 1% (0%)

Aggregates

(0%) 1% 3%

Strong volume growth

in all 3 products in 2Q14 vs. 2Q13 driven by housing and infrastructure

Higher prices in 2Q14

in local currency terms, vs. 2Q13, in our ready-mix and aggregates

Double-digit growth

in net sales in 2Q14 adjusting for fewer working days vs. 2Q13

EBITDA margin in 2Q14

declined by 9.1pp on a year-over-year basis, out of which approx. 6pp are explained by scheduled maintenance works

|| Colombia – Residential Sector

CEMEX | LATAM HOLDINGS

Residential sector is benefiting from the government-sponsored initiatives

In the January to April 2014 period, permitted area for non-social housing increased by 17%, on a year-over-year basis

2014

Subsidies programs

for social and middle-income housing to continue supporting construction activity

New housing initiatives

for the next four years have been announced by the government and include new free-home and subsidies programs

Our volumes

to the residential sector are expected to grow by about 12% in 2014

|| Colombia – Infrastructure Sector

CEMEX | LATAM HOLDINGS

Activity in the infrastructure sector continues to be supported by ongoing projects awarded in past years like Ruta del Sol and

Corredores de la Prosperidad

2014

New infrastructure law

is improving execution of projects

US$ 1.3 B allocated

for infrastructure under the Fondo de Regalías (Fee System); 78% of these projects have already been awarded

Our volumes

to infrastructure sector are expected to grow by about 15% in 2014

|| Colombia – Industrial and Commercial Sector

CEMEX | LATAM HOLDINGS

The industrial and commercial sector continued its positive performance during 2Q14

2014

Building permits

for the industrial and commercial sector have increased by 11% in the January to April period, on a year-over-year basis

High construction levels

of office and industrial buildings is expected to continue in 2014

Our volumes

to this sector are expected to increase by a low-to-mid-single digit rate in 2014

Results Highlights Panama

|| Panama – Results Highlights

CEMEX | LATAM HOLDINGS

Financial Summary US$ Million

Volume

Price (Local Currency)

Net Sales Op. EBITDA as % net sales

Cement Ready mix Aggregates

Cement Ready mix Aggregates

6M14 149 66 44.4%

6M13 154 74 48.4%

% var (3%) (11%) (4.0pp)

2Q14 73 34 46.4%

2Q13 81 40 49.8%

% var (11%) (17%) (3.4pp)

6M14 vs. 6M13 (19%) (8%) (6%)

6M14 vs. 6M13 13% 0% (2%)

2Q14 vs. 2Q13 (20%) (22%) (16%)

2Q14 vs. 2Q13 10% (2%) (5%)

2Q14 vs. 1Q14 6% (17%) (9%)

2Q14 vs. 1Q14 (5%) (1%) (6%)

Our cement volumes in 2Q14

declined on a year-over-year basis due to lower demand from the Canal expansion project and the effect of the strike of construction workers

Our cement prices in 2Q14

increased by 10% compared to 2Q13 reflecting our price increase earlier in the year as well a mix effect

EBITDA margin in 2Q14

increased by 3.9pp vs. 1Q14 and declined by 3.4pp vs. 2Q13

|| Panama – Sector Highlights

CEMEX LATAM HOLDINGS

The residential and the commercial sectors continued to be the main drivers of demand in the quarter

In the January to April 2014 period, building permits for non-residential increased by 72% compared to the same period last year

2014

Positive trend in housing

expected to continue; we anticipate our volumes to the sector to grow by a low-single-digit rate in 2014

Industrial & commercial

are expected to grow slightly, with our volumes increasing by a low-single-digit rate in 2014

Ongoing & new projects

in infrastructure, like the Corredor Norte should support demand going forward

Results Highlights Costa Rica

|| Costa Rica – Results Highlights CEMEX LATAM HOLDINGS

6M14 6M13 % var 2Q14 2Q13 % var

Financial

Summary

US$ Million

Net Sales

Op. EBITDA

as % net

sales

76 33 43.9%

77 35 44.9%

(1%) (3%) (1.0pp)

41 19 45.9%

42 19 45.8%

(4%) (4%) 0.1pp

Volume

Price

(Local Currency)

Cement

Ready mix

Aggregates

Cement

Ready mix

Aggregates

6M14 vs. 6M13

7% (19%) (4%)

6M14 vs. 6M13

4% 6% (3%)

2Q14 vs. 2Q13

1% (21%) 2%

2Q14 vs. 2Q13

3% 3% (10%)

2Q14 vs. 1Q14

1% 11% 21%

2Q14 vs. 1Q14

1% (2%) (1%)

Continued positive trend

in our cement volumes driven mainly by highway infrastructure

Sequential volume growth

in ready-mix and aggregates in 2Q14 vs. 1Q14

Higher prices in 2Q14

in our cement and ready-mix, in local currency terms, compared to 2Q13

EBITDA margin in 2Q14

increased by 4.3pp vs. 1Q14 and by 0.1pp vs. 2Q13

|| Costa Rica– Sector Highlights

CEMEX LATAM HOLDINGS

Infrastructure remained the main driver of demand in 2Q14 with projects like the Cañas-Liberia highway

2014

Infrastructure projects

are expected to continue driving cement demand; we anticipate our cement volume to the sector to increase by 10% in 2014

Permits for vertical housing

have increased by about 40% in the January to May period, compared to last year

Housing and commercial

projects expected for 2014 should support ready-mix and aggregates demand

Results Highlights Rest of CLH

|| Rest of CLH – Results Highlights CEMEX LATAM HOLDINGS

6M14 6M13 % var 2Q14 2Q13 % var

Net Sales 143 145(1%) 73 74 (1%)

Financial Summary US$ Million

Op. EBITDA 40 41(2%) 21 21 (1%)

as % net sales 28.0% 28.1% (0.1pp) 28.8% 28.9% (0.1pp)

6M14 vs. 6M13 2Q14 vs. 2Q13 2Q14 vs. 1Q14

Cement 1% (1%) 2%

Volume Ready mix (3%) (5%) 0%

Aggregates 46% 88% 117%

6M14 vs. 6M13 2Q14 vs. 2Q13 2Q14 vs. 1Q14

Cement 0% 1% (1%)

Price (Local Currency)

Ready mix 5% 6% 4%

Aggregates (7%) (12%) (17%)

Cement volume growth

in 2Q14 vs. 2Q13 in Nicaragua was offset by weak demand conditions in other markets

Record aggregates volumes

in Nicaragua in 2Q14

Continued positive trend

in ready-mix volumes in Guatemala

EBITDA margin in 2Q14

increased by 1.7pp vs. 1Q14 and remained relatively stable vs. 2Q13

|| Rest of CLH – Sector Highlights CEMEX LATAM HOLDINGS

Cement volumes in Nicaragua were driven mainly by infrastructure

In Guatemala, our volume performance was supported by commercial projects

2014

In Nicaragua

infrastructure is expected to continue its positive trend

In Guatemala

commercial projects in

Guatemala City are expected to support demand for our products during 2014

In Brazil

we are supplying cement to the government-sponsored social housing program

CEMEX

LATAM HOLDINGS

FREE CASH FLOW

2Q14 Results

|| Free Cash Flow

CEMEX LATAM HOLDINGS

US$ Million 6M14 6M13 % var 2Q14 2Q13 % var

Operating EBITDA 283 306 (8%) 142 166 (14%)

- Net Financial Expense 48 59 23 30

- Maintenance Capex 26 8 17 5

- Change in Working Cap 9 30 2 (10)

- Taxes Paid 59 65 38 47

- Other Cash Items (net) 0 3 (1) 3

Free Cash Flow 142 141 0% 62 90 (32%)

After Maintenance Capex

- Strategic Capex 12 16 7 5

Free Cash Flow 130 125 4% 55 85 (35%)

FCF generation in 2Q14

reached US$55 million

Reduced net debt

by about US$56 million during 2Q14 to US$1,178 million

CEMEX LATAM HOLDINGS

GUIDANCE

2Q14 Results

|| 2014 Guidance CEMEX LATAM HOLDINGS

Volume YoY%

Cement Ready - Mix Aggregates

Colombia

12% 12% 15%

Cement Ready - Mix Aggregates

Panama

(12%) (5%) (5%)

Cement Ready - Mix Aggregates

Costa Rica

6% 0% 4%

On a consolidated basis

we expect our cement, ready-mix and aggregates volumes to increase by 5%, 8% and 10%, respectively in 2014, compared to 2013

Maintenance capex

is expected to reach US$44 million in 2014

CEMEX LATAM HOLDINGS

APPENDIX

2Q14 Results

|| Consolidated debt maturity profile CEMEX LATAM HOLDINGS

624

US$ Million

184

143 143 143

2014 2015 2016 2017 2018

US$1,237 million

Total debt as of June 30, 2014

|| Definitions CEMEX LATAM HOLDINGS

6M14 / 6M13:

Cement:

Operating EBITDA:

Maintenance capital expenditures:

Strategic capital expenditures:

LC:

pp:

Like-to-like Percentage Variation (l-t-l%var):

Rest of CLH:

Results for the first six months of the years 2014 and 2013, respectively

When providing cement volume variations, refers to our domestic gray cement operations.

Operating earnings before other expenses, net plus depreciation and operating amortization.

Investments incurred for the purpose of ensuring CLH’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or internal policies.

Investments incurred with the purpose of increasing CLH’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs.

Local currency.

Percentage points.

Percentage variations adjusted for investments/divestments and currency fluctuations.

Includes Brazil, Guatemala, El Salvador and Nicaragua.

|| Contact information CEMEX LATAM HOLDINGS

Investor Relations Stock Information Calendar of Events

Patricio Treviño Garza Colombian Stock Exchange 22 – Oct – 14

Phone: +57(1) 603-9823 CLH 3Q14 Earnings Report and Conference Call

E-mail: patricio.trevinog@cemex.com

CEMEX LATAM HOLDINGS

RESULTS 2Q14

July 17, 2014